UNION PACIFIC ANNOUNCES FOURTH QUARTER RESULTS
      Omaha, NE, January 20, 2000 -- Union Pacific Corporation today reported substantial improvement in its operating performance. Net income for the fourth quarter was $242 million, or $.95 per diluted share. The last quarter of 1998 yielded net income of $96 million, or $.39 per diluted share, excluding the impact of a one-time charge associated with revaluation of goodwill at Overnite Transportation Company. Fourth quarter results included one-time, after-tax merger implementation expenses of $9 million, or $.03 per diluted share in 1999, and $7 million, or $.03 per diluted share in 1998.
      Union Pacific Corporation, excluding Overnite, reported record operating income of $499 million in the fourth quarter of 1999, compared to $256 million for the same period in 1998. The Railroad's commodity revenues were up 8 percent to a record $2.5 billion for the quarter, with gains in all six of the major business groups. Intermodal and Industrial Products led the way, with gains of 16 and 12 percent respectively, while Energy set a fourth quarter revenue record and Autos turned in a best ever quarter. Increased revenues and productivity improvements lowered the operating ratio to 80.8, a reduction of 8.6 percentage points from the prior year.
      Overnite Transportation reported a fourth quarter operating loss of $13 million compared to operating income of $16 million in 1998, excluding a one-time charge for the revaluation of Overnite goodwill. Overnite's revenues in the quarter remained essentially flat with the prior year at $259 million. Operating expenses increased 12 percent due to costs associated with a Teamster-led job action. Despite the Teamsters activity, on-time performance improved to 97% for the quarter, the highest all year.
      For the total year 1999, Union Pacific Corporation reported net income of $810 million compared to a net loss of $86 million in 1998 excluding the writedown of Overnite goodwill.
      "Our fourth quarter results culminate a successful 1999 for Union Pacific and lay a strong foundation as we head into 2000," said Dick Davidson, Chairman and Chief Executive Officer. "In the upcoming year, Union Pacific will stay the course, with unrelenting focus on growing our business by providing high quality, reliable service. We are committed to achieving our vision by translating the tremendous potential of our franchise into tangible results."
      A fourth quarter and full-year income statement is attached. Media inquiries should be directed to John Bromley at Union Pacific
Railroad, (402) 271-3475.
(This press release and related material contain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements regarding: expectations as to operational improvements; expectations as to cost savings, revenue growth and earnings;

the  time by which  certain  objectives  will be  achieved;  estimates  of costs relating to environmental remediation and restoration; expectations as to product applications; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse affect on its consolidated financial position, results of operations or liquidity; and statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's and its subsidiaries' business, financial and operational results, and future economic performance, statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to, whether the Company and its subsidiaries are fully successful in implementing their financial and operational initiatives; industry competition, conditions, performance and consolidation; legislative and/or regulatory developments, including possible enactment of initiatives to re-regulate the rail business; natural events such as severe weather, floods and earthquakes; the effects of adverse general economic conditions, both within the United States and globally; changes in fuel prices; changes in labor costs; labor stoppages; latent year 2000 systems problems; and the outcome of claims and litigation, including claims arising from environmental investigations or proceedings. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward looking statements.)


                            UNION PACIFIC CORPORATION

                        STATEMENT OF CONSOLIDATED INCOME

                     For the Three Months Ended December 31

                 (Dollars in Millions, Except Per Share Amounts)

                                   (Unaudited)

                                                      Pro Forma     As Reported
                                              1999     1998-b) Pct Chg 1998 - d)
                                           ------------------------------------

Operating Revenue                          $ 2,867     $ 2,684   + 7    $ 2,684
Operating Expense - a)                       2,381       2,412   - 1      2,412
Goodwill Impairment                              -           -     -        547
                                           -------     -------          -------

Operating Income (Loss)                        486         272   +79       (275)
Other Income - Net                              58          76   -24         76
Interest Expense                              (179)       (188)  - 5       (188)
                                           -------     -------          -------

Income (Loss) Before Income Taxes              365         160     F       (387)
Income Tax Expense                            (123)        (64)  +92        (64)
                                           -------     -------          -------

Income (Loss) From Continuing Operations       242          96     F       (451)
Income From Discontinued Operations              -           -     -        262
                                           -------     -------          -------

Net Income (Loss)                          $   242     $    96     F    $  (189)
                                           -------     -------          -------


Diluted Earnings (Loss) Per Share:
Income (Loss) From Continuing Operations   $  0.95     $  0.39     F    $ (1.83)
Income From Discontinued Operations              -           -     -       1.06
                                           -------     -------          -------
Net Income (Loss)                          $  0.95     $  0.39     F    $ (0.77)
                                           -------     -------          -------

Average Diluted Shares Outstanding (MM)- c)  270.0       247.0            246.1


a) Includes one-time merger expenses of $15 million pre-tax ($9 million after-tax or $.03 per diluted share) in 1999, $11 million pre-tax ($7 million after-tax or $.03 per share) in 1998. Merger expenses include severance, relocation and certain other costs related to Union Pacific employees affected by the merger.

b) Pro Forma results for 1998 exclude the one-time charge for the revaluation of Overnite's goodwill of $547 million pre and after-tax and the $262 million reversal of the loss from reclassifying Overnite from discontinued operations to continuing operations.

c) 1998 Pro Forma excludes 21.8 million  anti-dilutive  common stock equivalents
and  1998  As  Reported  excludes  22.7  million   anti-dilutive   common  stock
equivalents.

d) As Reported results for 1998 include Overnite classified as continuing operations.

                            UNION PACIFIC CORPORATION

                        STATEMENT OF CONSOLIDATED INCOME

                         For the Year Ended December 31

                 (Dollars in Millions, Except Per Share Amounts)

                                   (Unaudited)

                                                     Pro Forma      As Reported
                                              1999     1998-b) Pct Chg  1998-e)
                                            -----------------------------------


Operating Revenue                           $11,273    $10,553   + 7    $10,553
Operating Expense - a)                        9,469     10,177   - 7     10,177
Goodwill Impairment                               -          -     -        547
                                            -------    -------          -------

Operating Income (Loss)                       1,804        376     F       (171)
Other Income - Net                              131        189   -31        189
Interest Expense                               (733)      (714)  + 3       (714)
                                            -------    -------          -------

Income (Loss) Before Income Taxes             1,202       (149)    F       (696)
Income Tax (Expense) Benefit                   (419)        63     U         63
                                            -------    -------          -------

Income (Loss) From Continuing Operations        783        (86)    F       (633)
Income From Discontinued Operations - c)         27          -     F          -
                                            -------    --------         -------

Net Income (Loss)                           $   810    $   (86)    F    $  (633)
                                            -------    -------          -------


Diluted Earnings (Loss) Per Share:
Income (Loss) From Continuing Operations    $  3.12    $ (0.35)    F    $ (2.57)
Income From Discontinued Operations            0.10          -     F          -
                                            -------    -------          -------
Net Income (Loss)                           $  3.22    $ (0.35)    F    $ (2.57)
                                            -------    -------          -------

Average Diluted Shares Outstanding (MM)-d)    269.8      246.0            246.0


a) Includes one-time merger expenses of $63 million pre-tax ($39 million after-tax or $.14 per diluted share) in 1999, $69 million pre-tax ($43 million after-tax or $.17 per share) in 1998. Merger expenses include severance, relocation and certain other costs related to Union Pacific employees affected by the merger. Also includes $15 million of Overnite goodwill amortization for the first three quarters in 1998.

b) Pro Forma results for 1998 exclude the one-time charge for the revaluation of Overnite's goodwill of $547 million pre and after-tax.

c) Represents an adjustment of a liability established in connection with the discontinued operation of a former subsidiary.

d) 1998 Pro Forma and As Reported exclude 17.7 million anti-dilutive common stock equivalents.

e) As Reported results for 1998 include Overnite classified as continuing operations for the full year.